TABLE OF CONTENTS Page OUR UPPERMOST OBJECTIVES & STRATEGY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 LETTER FROM CEO ROBERT KEANE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 SUMMARY CONSOLIDATED RESULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 INCOME STATEMENT HIGHLIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 CASH FLOW AND RETURN ON INVESTED CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 SEGMENT RESULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 VISTAPRINT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 UPLOAD AND PRINT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 NATIONAL PEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 ALL OTHER BUSINESSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 CENTRAL AND CORPORATE COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 CURRENCY IMPACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 ADJUSTED EBITDA, DEBT AND SHARE REPURCHASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 HOUSEKEEPING ITEMS (INCLUDING COMMENTARY ON U.S. TAX REFORM). . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 FINANCIAL STATEMENTS AND SUPPLEMENTAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21 BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 INCOME STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 CASH FLOW STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 SEGMENT INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25 ABOUT NON-GAAP MEASURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 NON-GAAP RECONCILIATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27 ABOUT CIMPRESS, SAFE HARBOR STATEMENT AND CONTACT INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 34 Page 2 of 34

IMPORTANT REMINDER OF CIMPRESS' UPPERMOST OBJECTIVES We ask investors and potential investors in Cimpress to understand the uppermost objectives by which we endeavor to make all decisions, including investment decisions. Often we make decisions in service of these priorities that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term net income, operating income, EPS, cash flow, Adjusted EBITDA, and Adjusted Net Operating Profit (Adjusted NOP). Our uppermost objectives are: • Strategic: To be the world leader in mass customization. By mass customization, we mean producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products. • Financial: To maximize intrinsic value per share (“IVPS”). We define IVPS as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We define unlevered free cash flow as free cash flow plus cash interest expense related to borrowing. To understand these objectives and their implications, Cimpress encourages investors to read Robert Keane’s letter to investors published on July 26, 2017 at ir.cimpress.com and to review materials that were presented at our annual investor day meeting on August 8, 2017. OUR STRATEGY Cimpress invests in and builds customer-focused, entrepreneurial, mass-customization businesses for the long term, which we manage in a decentralized, autonomous manner. We drive competitive advantage across Cimpress by investing in a select few shared capabilities that have the greatest potential to create company-wide value. We limit all other central activities to only those which absolutely must be performed centrally. Page 3 of 34

CHANGES TO INVESTOR RELATIONS REPORTING FORMAT You will note from this document that we changed our investor relations reporting format. Starting with today's Q2 FY 2018 results, in addition to the Form 10-Q (or 10-K) that we file with the U.S. Securities and Exchange Commission, for each quarter we will: • Publish a quarterly letter to investors, similar to this one, communicating and commenting on our results • Make available for download at ir.cimpress.com an accompanying spreadsheet of key data that is discussed in the quarterly letters, and which provides the same type of data for multiple prior fiscal years Starting in Q3 FY2018 (next quarter), we will no longer host a public Q&A conference call the morning after we issue our financial results. The new document format will replace multiple components of our prior process, such as a long press release, a presentation, commentary to that presentation, a conference call with Q&A, and an edited transcript of the conference call. We believe this will present all of the same information as before but eliminate repetition and thus be more efficient, both for Cimpress to produce and for current and potential investors to review. Page 4 of 34

LETTER FROM ROBERT Dear Investor, I would like to highlight the following results and activities for Q2 FY 2018: • Our businesses delivered strong results and we remain on track relative to our internal objectives for all of fiscal year 2018. • Consolidated revenue grew 32% year over year, and organic constant-currency revenue grew 11%. • Cash flow from operations and free cash flow improved materially, in line with our expectations. • Vistaprint implemented the organizational restructuring, as announced in last quarter's earnings materials. The restructuring charge was lower than we originally estimated; however we believe the anticipated savings will materialize as expected. • National Pen delivered substantial growth in its seasonally important December quarter, its first such quarter as part of Cimpress. Thirteen months following the transaction, we remain pleased with the National Pen acquisition. • We repurchased 121,444 of our own shares during Q2 for $14.5 million at an average price per share of $119.11. We repurchased an additional 321,113 shares for $39.6 million at an average price of $123.23 subsequent to the end of that quarter. • We reduced our leverage ratio from 3.39 times trailing-twelve month EBITDA at the end of September, 2017 to 2.58 at the end of December, 2017, through a combination of EBITDA expansion and debt repayment. Across Cimpress, we see evidence that the decentralization of the past year is helping us to "stay small as we get big". That organizational change has significantly increased the accountability for key success drivers, including but not limited to customer value improvements, the attraction and motivation of talented team members, the operation of our businesses in a socially responsible manner, and the delivery of attractive returns on investment. In summary, Q2 was a strong quarter and we are on track to deliver on our plans for the remainder of this fiscal year. We believe the capital we are allocating across our company, combined with the organizational and strategic changes we have implemented recently, are solidifying our leadership position in mass customization and continuing to increase our intrinsic value per share. Sincerely, Robert S. Keane Founder, President & CEO Please see non-GAAP reconciliations at the end of this document. Page 5 of 34

SUMMARY CONSOLIDATED RESULTS - Q2 FY 2018

$ in millions, except percentages and share data

Revenue & Revenue Growth


$496
$437
$479
$444
$577
$551
$564
$563
$762
13%
29%
26%
18%
16%
26%
18%
27%
32%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Organic Constant-Currency Revenue Growth


10%
10%
11%
6%
8%
11%
9%
12%
11%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Cash Flow from Operations


$135
$33
$52
$10
$105
$9
$33
$16
$160
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Free Cash Flow & Cash Interest Related to Borrowing


FCF
Interest
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

	Q216	Q316	Q416	Q117	Q217	Q317	Q417	Q118	Q218
FCF	$110	$8	$35	($18)	$77	($21)	$7	($13)	$133
Interest	$13	$3	$13	$3	$13	$5	$16	$7	$16

Please see non-GAAP reconciliations at the end of this document.

Page 6 of 34

SUMMARY CONSOLIDATED RESULTS (CONT.)

$ in millions, except percentages and share data

GAAP Operating Income (Loss) & Adjusted Net Operating Profit


GAAP OI (Loss)
Adjusted NOP
$68
$87
($18)
$32
$16
$30
($28)
$3
$34
$57
($42)
$14
($10)
$22
$47
$10
$73
$94
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Net Income (Loss) Attributable to Cimpress


$59
($33)
$17
($29)
$35
($43)
($35)
$23
$30
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Debt*


Long-Term
Short-Term
$547
$697
$679
$682
$876
$891
$877
$821
$701
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

** Debt net of issuance costs and discounts*

Weighted Average Shares Outstanding* (M)


Basic
Diluted
32.7
31.3
33.0
31.6
32.6
31.1
31.2
32.3
32.3
31.3
31.3
31.4
31.6
31.3
31.1
31.2
31.2
31.0
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

** Q3FY16, Q1FY17, Q3FY17 & Q4FY17 basic and diluted shares are the same because we had a GAAP net loss in these periods.*

Please see non-GAAP reconciliations at the end of this document.

Page 7 of 34

INCOME STATEMENT HIGHLIGHTS

Second quarter FY 2018 results were strong due to a combination of factors, including the following year-over-year items which positively influenced GAAP operating income:

- Revenue growth was solid, in line with our expectations.
- The acquisition of National Pen, which we did not own in the year-ago period, was partially offset by the divestiture of Albumprinter, which we owned in the year-ago period but not the current period. Both businesses deliver a significant portion of their annual profits during the December quarter. The net impact of these items resulted in $11.8 million of additional operating profit year over year (excluding acquisition-related amortization of intangible assets, which is described below).
- The non-recurrence of about $10 million of production inefficiencies in the year-ago period in the Vistaprint business.
- Restructuring charges increased $10.4 million compared to the year-ago period. This was more than offset by restructuring savings of approximately $16 million related to the decentralization announced on January 25, 2017, as well as the Vistaprint restructuring announced last quarter. These savings were realized across multiple P&L line items, with the most significant impact in technology and development and general and administrative costs. From a segment reporting perspective, about 70% of the savings benefited Vistaprint's Segment Profit, with the bulk of the remaining benefit in our central and corporate costs.
- A year-over-year decrease in acquisition-related charges as follows: First, earn-out related charges were $5.8 million lower in the second quarter of fiscal year 2018 compared to the prior-year period. This was partially offset by increases in share-based compensation related to investment consideration of $0.4 million, and acquisition-related amortization of intangible assets of $2.6 million.
- Favorable year-over-year currency fluctuations that were offset below the line by year-over-year changes in realized gains and losses from certain hedging contracts in other (expense) income, net.

Adjusted NOP increased significantly year over year primarily due to the same reasons as GAAP operating income, although Adjusted NOP excludes the impact of restructuring charges and acquisition-related charges, and includes realized gains or losses on our currency hedges.

In addition to the positive factors described above, year-over-year GAAP net income was negatively influenced by non-operational, non-cash currency impacts in other (expense) income, net, as well as an increase in our tax provision. Please see the "Housekeeping" section on page 20 for our commentary on how the recent U.S. tax changes impacted our GAAP and cash taxes in Q2 and how we

2-Year Stacked Reported Revenue Growth



Earlier period
Later period
32% 13% 19%
48% 29% 19%
39% 26% 13%
31% 18% 13%
29% 16% 13%
55% 26% 29%
44% 18% 26%
45% 27% 18%
48% 32% 16%
Q2'15+Q2'16
Q3'15+Q3'16
Q4'15+Q4'16
Q1'16+Q1'17
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18

2-Year Stacked Constant-Currency Organic Revenue Growth



Earlier period
Later period
17% 10% 7%
21% 10% 11%
24% 11% 13%
17% 6% 11%
18% 8% 10%
21% 11% 10%
20% 9% 11%
18% 12% 6%
19% 11% 8%
Q2'15+Q2'16
Q3'15+Q3'16
Q4'15+Q4'16
Q1'16+Q1'17
Q2'16+Q2'17
Q3'16+Q3'17
Q4'16+Q4'17
Q1'17+Q1'18
Q2'17+Q2'18

GAAP Operating Income (Loss) & Margin (%)



$68
14%
(4)%
($18)
$16
3%
(6)%
($28)
$34
6%
(8)%
($42)
(2)%
($10)
$47
8%
$73
10%
Q2 FY16
Q3 FY16
Q4 FY16
Q1 FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Adjusted Net Operating Profit & Margin (%)



$87
18%
$32
7%
$30
6%
$8
1%
$57
10%
$14
3%
$22
4%
$10
2%
$94
12%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Please see non-GAAP reconciliations at the end of this document.

Page 8 of 34

believe the new U.S. tax legislation will impact our taxes in future periods.

GAAP net income per diluted share for the second quarter was $0.93, versus $1.07 in the same quarter a year ago.

Gross margin (revenue minus the cost of revenue expressed as a percent of revenue) in the second quarter was 52.7%, up from 52.1% in the same quarter a year ago due to the following items:

- The non-recurrence of production inefficiencies in the prior year period as described above.
- The addition of National Pen to the portfolio which has a higher than average gross margin.
- The above benefits were partially offset by the divestiture of Albumprinter in our All Other Businesses segment, as well as a continued mix shift due to strong growth in our Upload and Print businesses, which have a lower gross margin than our Vistaprint and National Pen businesses.

Contribution margin (revenue minus the cost of revenue, the cost of advertising and payment processing, expressed as a percent of revenue) in the second quarter was 34.3%, up slightly from 34.1% in the same quarter a year ago. Advertising as a percent of revenue increased year over year for the second quarter from 16.3% to 17.0%, which offset the increase in gross margin as described above. The mix shift driven by our acquisition of National Pen and our divestiture of Albumprinter accounted for most of this change in advertising as a percent of revenue.

GAAP Operating Income (Loss) & Adjusted Net Operating Profit (TTM)



TTM OI (Loss)
TTM Adjusted NOP
$99
$158
$77
$170
$78
$172
$38
$151
$4
$122
($20)
$103
($46)
$96
$29
$103
$68
$140
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Gross Profit



Gross Profit
Gross Margin %
$299
$240
$257
$231
$300
$282
$285
$280
$402
60.2%
54.9%
53.7%
52.0%
52.1%
51.2%
50.5%
49.6%
52.7%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Contribution Profit & Contribution Margin



Contribution Profit
Contribution Margin %
$205
$159
$173
$144
$197
$173
$186
$175
$261
41.3%
36.3%
36.1%
32.5%
34.1%
31.4%
32.9%
31.0%
34.3%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Please see non-GAAP reconciliations at the end of this document.

Page 9 of 34

CASH FLOW & RETURN ON INVESTED CAPITAL

For the second quarter of fiscal 2018, we generated $160.4 million in cash from operations, compared with $105.1 million in the second quarter of fiscal 2017. The year-over-year increase was primarily due to revenue growth, savings from restructuring, the non-recurrence of production inefficiencies in the year-ago period, lower cash taxes, seasonal working capital benefits at Vistaprint, and our acquisition of National Pen which also earns a significant portion of its annual cash flow in the December quarter. These year-over-year operating cash flow benefits were partially offset by approximately $6.8 million of severance payments made in the quarter (primarily related to the Vistaprint restructuring), higher cash interest costs, and the Q1 FY 2018 sale of our Albumprinter business which historically earned a significant portion of its operating cash flow in the second quarter.

Free cash flow was $132.7 million in the second quarter of fiscal 2018 compared to $77.3 million in the same period a year ago due to the same reasons as our operating cash flow trends. There was a slight decrease in the combination of capital expenditures and capitalized software and development costs relative to the year-ago period. The trend in our cash interest expense and cash restructuring payments, both of which are included in our free cash flow, can be found in the "Certain Cash Payments Impacting Cash Flow From Operations" chart on the next page.

Internally, our most important quarterly and annual performance metric is "unlevered free cash flow", which we define as free cash flow plus cash interest expense related to borrowing. The top two charts at the right illustrate these components on a quarterly and trailing-twelve month basis.

Year-over-year growth in trailing-twelve month cash from operations and free cash flow was more muted due to higher cash interest and restructuring costs over the past year.

The GAAP operating measures that we use as a basis to calculate Return on Invested Capital (ROIC) are total debt, total shareholders equity, and operating income. The year-over-year trend in these GAAP measures was favorable to ROIC, as operating income increased significantly and debt decreased significantly.

On a trailing twelve-month basis, adjusted ROIC as of December 31, 2017 returned to approximately the same level as the prior-year Q2 TTM period. TTM adjusted ROIC was approximately 10% including share-based compensation not related to investment consideration, and 14% excluding all share-based compensation expense. Adjusted ROIC now reflects a full year of National Pen operating results, which are highly seasonal and significantly improve this sequential and year-over-year view.

Free Cash Flow & Cash Interest Related to Borrowing (Quarterly)


FCF
Interest
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

	Q216	Q316	Q416	Q117	Q217	Q317	Q417	Q118	Q218
FCF	$110	$8	$35	($18)	$77	($21)	$7	($13)	$133
Interest	$13	$3	$13	$3	$13	$5	$16	$7	$16

Free Cash Flow & Cash Interest Related to Borrowing (TTM)


FCF
Interest
$18
$117
$20
$141
$31
$152
$32
$134
$32
$102
$34
$73
$38
$45
$41
$50
$43
$106
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Adjusted Return on Invested Capital (TTM)


TTM Adjusted ROIC
TTM Adjusted ROIC ex SBC
22%
21%
20%
17%
13%
9%
8%
9%
14%
19%
19%
18%
15%
10%
6%
5%
6%
10%
Q2 FY16
Q3 FY16
Q4 FY16
Q1 FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Please see non-GAAP reconciliations at the end of this document.

Page 10 of 34

Cash Flow from Operations (Quarterly)


$135
$33
$52
$10
$105
$9
$33
$16
$160
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Cash Flow from Operations (TTM)


$212
$242
$247
$230
$200
$176
$157
$164
$219
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Capital Expenditures & Capitalization of Software & Website Development Costs (Quarterly)


Capital Expenditures
Capitalized Software
$26 $7 $19
$25 $6 $19
$26 $8 $18
$27 $8 $19
$28 $11 $17
$31 $10 $21
$26 $9 $17
$29 $9 $20
$27 $9 $18
Q2 FY16
Q3 FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Capital Expenditures & Capitalization of Software & Website Development Costs (TTM)


Capital Expenditures
Capitalized Software
$106 $22 $84
$111 $23 $88
$106 $26 $80
$105 $30 $75
$106 $33 $73
$112 $37 $75
$111 $37 $74
$113 $38 $75
$113 $36 $77
Q2 FY16
Q3 FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Certain Cash Payments Impacting Cash Flow from Operations (Quarterly)


Cash Restructuring
Cash Interest Related to Borrowing
$13
$3
$13
$3
$13
$13 $5 $8
$23 $16 $7
$11 $7 $4
$23 $16 $7
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Certain Cash Payments Impacting Cash Flow from Operations (TTM)


TTM Cash Restructuring
TTM Cash Interest Related to Borrowing
$21 $18
$23 $20
$34 $31
$32
$32
$42 $34 $8
$53 $38 $15
$60 $41 $19
$69 $43 $26
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Please see non-GAAP reconciliations at the end of this document.

Page 11 of 34

SEGMENT RESULTS

VISTAPRINT

Vistaprint revenue growth for the second quarter of fiscal 2018 was on track with our expectations. We saw continued growth in both repeat and new customer bookings, though repeat continued to grow faster with growth in bookings per customer and a repeat rate which was the highest since 2007.

Segment Profit for the second quarter of fiscal 2018 was up by $32.0 million year over year and Segment Profit margin was up 540 basis points compared to the year-ago period. This was driven by a combination of factors in addition to revenue growth, including operating expense savings from our January and November 2017 restructuring initiatives, the non-recurrence of roughly $10 million of production inefficiencies that occurred in the year-ago period, and gross margin gains in some of our newer product lines as we have begun optimization efforts in line with previously described plans and as described in the next paragraph. Additionally, Vistaprint's Segment Profit was positively influenced by currency movements in the quarter. As a reminder, we do not allocate realized gains or losses from our hedging contracts to our segment operating results.

As previously discussed at our investor day in August and on our Q1FY18 earnings call, one of Vistaprint's objectives is to optimize the large number of new products and services that were launched in fiscal 2017 and that we continue to launch in fiscal 2018. We believe that there are pricing and operating levers to improve the profitability of these products over time. That effort is underway and while we are already seeing some positive indicators that these efforts are making a difference, it will take time to scale and transition those new products and services from investments to cash generative business. While these investments in new products and services put pressure on current period profitability, we expect they will continue to help us attract higher-value customers and improve customer loyalty and, over time, deliver attractive return on our investment.

As a reminder, we expect the year-over-year impact of our shipping price reduction within the Vistaprint business to be minimal for fiscal year 2018. The year-over-year profit impact for the second quarter was an approximately $4 million drag due to the timing of the roll-out in the U.S. in 2017.

We believe that Vistaprint continues to strengthen as a result of the many changes and investments we have made over the past five years, which have resulted in stable to improving customer loyalty scores and improved repeat rates. We are optimistic about the progress we're making in Vistaprint and remain focused on achieving strong returns on the capital invested over those years.


Reported Revenue ($M) &
Organic Constant Currency Revenue Growth
$356
$291
$306
$287
$381
$323
$321
$319
$429
8%
10%
12%
8%
9%
12%
6%
10%
9%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18


Segment Profit ($M) & Segment Profit Margin
$85
$46
$48
$25
$67
$38
$38
$31
$99
24%
16%
16%
9%
18%
12%
12%
10%
23%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18


Vistaprint Advertising
Vistaprint advertising expense ($M)
Vistaprint advertising as % of revenue
$73
$64
$65
$69
$80
$73
$69
$73
$89
21%
22%
21%
24%
21%
23%
22%
23%
21%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Please see non-GAAP reconciliations at the end of this document.

Page 12 of 34

We also expect fluctuations in our financial metrics as we continue to make investments that we believe will further improve the value proposition to Vistaprint customers and deliver attractive long-term returns on investment, but are investments which often negatively impact near-term revenue growth, gross margin, contribution profit and/or cash flow. VISTAPRINT RESTRUCTURING UPDATE As part of our prior-quarter earnings announcement, Vistaprint announced an initiative to reorganize its business following more than six months of experience operating in the integrated organization which was created by the Cimpress-wide decentralization that we announced in January 2017. As of the end of the second quarter of fiscal 2018, the restructuring is complete, and we see early indications that this reorganization is helping us move faster and free up capital. We are also pleased that, despite the near-term disruption of the organizational changes especially during our peak holiday season, our team members delivered solid operating results for the second quarter. These actions resulted in the elimination of approximately 180 positions, as well as non-headcount related cost reductions. During the quarter, we took a restructuring charge through our income statement of $11.5 million, which was primarily severance-related. We do not expect material charges in future quarters related to this initiative. On a cash basis, about 50% of the restructuring payments were made in Q2 of FY18, and the remainder should be spread fairly evenly throughout the second half of the fiscal year. Looking forward, we continue to expect a reduction in fiscal year 2018 operating expenses by $20 million to $22 million, which represents partial-year savings, including a small amount of reinvestment. Net of the restructuring charges, we expect in-year savings of roughly $8 million to $10 million as a result of these changes. On an annualized basis, savings would be higher; however, we expect to reinvest some of this as we enter FY 2019. Decisions like this are not easy, but we believe these changes will improve the steady-state free cash flow of this business and, importantly, free up capital to reinvest in other areas of Vistaprint that provide the greatest benefit to our customers and our long-term shareholders. Please see non-GAAP reconciliations at the end of this document. Page 13 of 34

UPLOAD AND PRINT BUSINESSES

Constant-currency revenue growth in Q2 FY 2018 accelerated versus the year-ago period and was in line with Q1 FY18 levels.

Segment Profit in Q2 FY 2018 was up by $5.7 million year over year due primarily to growth in gross profit and operating expense efficiencies in several businesses, partially offset by increased investments in technology. Segment Profit margin increased 100 basis points year over year.

We continue to see evidence that the January 2017 decentralization is driving the desired impacts within our Upload and Print businesses. This is primarily due to tighter cross-functional connections of marketing, technology, manufacturing and service teams, allowing the businesses to be more agile and work faster. We continue to see opportunities to shift production of certain products to lower-cost and/or higher-quality options through the mass customization platform. The current benefits remain small, but we expect them to begin to grow through the back half of the fiscal year and in FY 2019.

The performance across the Upload and Print group varies, with a wide range of revenue growth and cash flow contribution by business. As described at our investor day in August 2017, the aggregate unlevered free cash flow of the full portfolio of Upload and Print businesses has exceeded our aggregate deal model plans to date, and we expect it to continue to do so in the future.

Reported Revenue ($M) & Organic Constant Currency Revenue Growth



$93
31%
$116
25%
$146
21%
$132
12%
$152
11%
$142
13%
$162
14%
$160
16%
$193
16%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Segment Profit ($M) & Segment Profit Margin



$15
16%
$15
13%
$17
12%
$13
10%
$17
11%
$13
9%
$20
12%
$15
9%
$22
12%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

BUSINESSES IN THIS REPORTABLE SEGMENT:

druck.at

easyflyer

EXAPRINT des idées à revendre !

pixartprinting

Printdeal.be

TRADEPRINT.CO.UK PROFESSIONAL, RELIABLE TRADE PRINTING

WirmachenDruck.de

Please see non-GAAP reconciliations at the end of this document. Page 14 of 34

NATIONAL PEN

We are pleased with National Pen's performance during the second quarter of fiscal 2018. As we have described in the past, National Pen's business is highly seasonal. Since we did not own this business in the year-ago period, a reported revenue growth rate cannot be calculated. On a pro forma basis, revenue grew 28% in constant currencies with strong growth across channels and geographies. This growth was boosted by several factors including actions taken last fiscal year to improve marketing performance, increased marketing and prospecting activities versus the year-ago period, and a timing-related reduction to quarter-end backlog.

National Pen's Q2 FY 2018 performance gives us increased confidence that the operational changes we have discussed over recent quarters were the right value-creating economic decisions for the business.

We expect high single-digit constant-currency revenue growth for National Pen in fiscal year 2018 on a pro forma basis if we had owned National Pen for all of fiscal 2017 and 2018. Please note that this statement is more specific than our commentary from the beginning of the fiscal year, which was "single-digit". In order to understand this full-year growth expectation, please (i) recall that constant-currency revenue declined 7% in the first quarter on a pro forma basis, and (ii) note that for the back half of the year we expect more moderate growth than what we saw for Q2.

We've made good progress on post-acquisition plans in line with those we presented at investor day in August, 2017. Multiple other Cimpress businesses have begun to tap into National Pen's product offering via our mass customization platform. We've also delivered shipping and freight savings by leveraging Cimpress' contracts and scale advantages, as well as through moving decoration of products for National Pen's Japanese customers to the Cimpress Japan facility. These initiatives are driving attractive returns for National Pen and we believe they will, over time, also benefit other Cimpress businesses.


Reported Revenue ($M)
$59
$54
$60
$126
Q3FY17
Q4FY17
Q1FY18
Q2FY18


Segment Profit ($M) & Segment Profit Margin
(5%)
($3)
$1
2%
$1
2%
$18
14%
Q3FY17
Q4FY17
Q1FY18
Q2FY18

NATIONAL PEN
Your image is our business!™



Please see non-GAAP reconciliations at the end of this document.

Page 15 of 34

ALL OTHER BUSINESSES

The revenue chart on the right breaks out the Albumprinter contribution to revenue in this segment for the final four quarters of ownership. As a reminder, the divestiture of Albumprinter was completed during the first quarter of FY18; therefore, there was no revenue contribution from Albumprinter during the second quarter of FY18. The organic constant-currency growth rate excludes Albumprinter starting in the first quarter of FY18.

Q2 FY 2018 Segment Loss increased by $6.5 million year over year primarily due to the divestiture of Albumprinter, whose contribution to the All Other Businesses Segment Profit was $5.8 million in the year-ago period. Segment Loss margin declined from (5)% to (41)% year over year for the same reason.

Corporate Solutions continues to build foundations for new growth opportunities, remains early in this process and is growing strongly. Our multiple Most of World businesses also continue to grow strongly, but each off of small bases. Our objective for all of these young businesses remains the same: to build foundations in large and potentially long-term-attractive markets. In all of these businesses we continue to operate at a significant operating loss as previously described and as planned, and we expect to continue to do so in the next several years.

Reported Revenue ($M) & Organic Constant Currency Revenue Growth


Historical Revenue (including Albumprinter)
Revenue (excluding Albumprinter)
Albumprinter Revenue
$48
$31
$28
$26
$45
$30
$15
$28
$17
$11
$29
$16
$13
$28
$13
$15
$21
24%
40%
8%
(3)%
(8)%
(19)%
(7)%
(9)%
7%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Segment Loss ($M) & Margin (%) of Loss


$7
14%
($4)
(13%)
($11)
($10)
(39%)
(37%)
($2)
(5%)
($10)
(36%)
($9)
(32%)
($8)
(27%)
($9)
(41%)
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

BUSINESSES IN THIS REPORTABLE SEGMENT:

Corporate Solutions, serving medium-sized businesses and larger corporations, as well as our legacy business with retail partners and franchise businesses. The primary brand by which we market is "Vistaprint Corporate".

vistaprint corporate solutions

Most of World, consisting of our businesses in Brazil, China, India and Japan. In Japan and India, we primarily operate under close derivatives of the Vistaprint business model and technology, albeit with decentralized, locally managed cross-functional operations in each country, and with product, content and service offerings that we tailor to the Japanese and Indian markets.

printi 印士达 vistaprint

Please see non-GAAP reconciliations at the end of this document.

Page 16 of 34

CENTRAL AND CORPORATE COSTS

See the table below for definitions of the components that constitute central and corporate costs.

In Q2 FY 2018, our corporate costs declined by approximately 25% versus the same quarter last year, but this was more than offset by increases in central operating costs, MCP investment and 'Unallocated SBC'. The increase in unallocated SBC is due to the first-time inclusion of SPSUs defined in the table below.

Our Cimpress Technology team continues to build and deploy our MCP, a growing set of software services and standards that deliver business and customer functionality to our businesses. We remain early in the journey toward our vision for MCP, but are encouraged by the steady progress we are making. Our 2017 decentralization significantly reduced the organizational scope of the MCP by moving certain teams to our businesses. Our decentralized businesses are actively involved in the selection and scoping of new MCP functionality, an approach which has increased the internal adoption of these technologies.

What are Central and Corporate Costs?	
MCP Investment	Software engineering and related costs to expand the functionality of our Mass Customization Platform (MCP).
Central Operating Costs	Our operationally oriented shared-service organizations of (1) global procurement, (2) the technical maintenance and hosting of the MCP, and (3) privacy, and information security management, plus the administrative costs of our Cimpress India offices where numerous Cimpress businesses have dedicated business-specific team members. Even if we did not manage our Central Operating Costs on a shared basis they would still be required to operate our businesses, and we believe that, if decentralized, they would cost the same or more as under our shared model, albeit without as many current and potential future synergies.
Corporate Costs	Corporate activities, including the office of the CEO, the supervisory board, directors and officers insurance, treasury, tax, capital allocation, financial consolidation, audit, corporate legal, internal company-wide communications, investor relations and corporate strategy.
Unallocated SBC	The GAAP accounting value of performance share units (PSUs) across Cimpress, minus what we charge either to our businesses or to the above central cost categories which is based on the cash grant value of a long-term incentive award. However, the total value of the Supplemental PSUs (SPSUs) as described in the next paragraph remain in Unallocated SBC. Beginning in Q2 FY 2018, Unallocated SBC includes expense related to certain SPSU awards that include a multi-year financial performance condition. They are subject to mark-to-market accounting throughout the performance vesting period if the performance condition is probable of being achieved, so we expect the related costs to be volatile depending on share price fluctuations.

Central and Corporate Costs ($M)



Corporate Costs
Central Operating Costs
MCP Investment
Unallocated SBC
$23
$5
$7
$11
$26
$7
$8
$11
$26
$7
$8
$11
$28
$1
$6
$9
$12
$30
$5
$5
$8
$12
$28
$2
$7
$10
$9
$31
$5
$7
$10
$9
$28
$2
$6
$10
$10
$33
$7
$6
$10
$9
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Central and Corporate Costs Excluding Unallocated SBC*
($M and as a % of Total Revenue)



$23
$26
$26
$27
$26
$26
$26
$26
$26
5%
6%
5%
6%
4%
5%
5%
5%
3%
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

* *We present this cost category excluding the Unallocated SBC to help our investors see the potential for scale leverage in these central costs without the volatility and accounting complexities of the Unallocated SBC. For avoidance of doubt, we view SBC as a cost, and believe investors should too. As a reminder we charge our businesses a cost based on the cash value of long-term incentive grants, which excludes some of these accounting complexities, and which is included in each segment's results each period. You can find additional information on the LTI overview document posted on ir.cimpress.com.*

Please see non-GAAP reconciliations at the end of this document.
Page 17 of 34

CURRENCY IMPACTS

Our year-over-year revenue growth rate expressed in USD was positively impacted by about 500 basis points for the second quarter of fiscal 2018.

There are many natural expense offsets in local currencies in our business, and therefore the net currency impact to our bottom line is less pronounced than it is to revenue. Our most significant net currency exposures by volume are the Euro and the British Pound.

We also enter into currency derivative contracts to hedge the risk for certain currencies where we have a net EBITDA exposure. We hedge our EBITDA because it is the primary metric used in our debt covenants. We do not apply hedge accounting to these hedges, which increases the volatility of the gains or losses that are included in our net income from quarter to quarter. Realized and unrealized gains or losses from these hedges are recorded in Other (expense) income, net, along with other currency-related gains or losses. The realized gains or losses on our hedging contracts are added back to our Adjusted NOP to show the economic impact of our hedging activities.

Our Other expense, net was $7.7 million for the second quarter of fiscal 2018. The vast majority of this is currency related, as follows:

- Approximately $4 million of losses are primarily related to unrealized non-cash net losses on intercompany loans and currency hedges. These are included in our net income, but excluded from our Adjusted NOP.
- The realized loss on certain currency derivative contracts was $3.5 million for the second quarter. These affect both our net income and Adjusted NOP.


Other Income (Expense), Net
$8
($9)
$18
($2)
$31
($7)
($11)
($16)
($8)
Q2 FY16
Q3 FY16
Q4 FY16
Q1 FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18


Realized Gains (Losses) on Certain Currency Derivatives
$3
$1
$1
$2
$7
$5
$3
($1)
($4)
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

Please see non-GAAP reconciliations at the end of this document.

Page 18 of 34

ADJUSTED EBITDA, DEBT & SHARE REPURCHASES

We provide commentary on EBITDA for our debt investors. We do not manage our overall business performance to EBITDA; however, we actively monitor it for purposes of ensuring compliance with debt covenants, and it is a component of unlevered free cash flow which is the financial metric we use in managing the business on an annual basis.

In the second quarter of fiscal 2018 we successfully fulfilled our previously described plan to reduce our leverage to approximately 3x trailing twelve month EBITDA or below by the end of calendar 2017. Based on our debt covenant definitions, our total leverage ratio was 2.58 as of December 31, 2017, and our senior secured leverage ratio (which is senior secured debt to trailing twelve month EBITDA) was 1.59. Our debt covenants give pro forma effect for acquired and divested businesses that closed within the trailing twelve month period ended December 31, 2017.

For simplicity, the adjusted EBITDA we show in the charts on this page is calculated differently from the one we use in our debt covenants. Adjusted EBITDA for Q2 FY 2018 was $133.5 million, up 42.0% from Q2 FY 2017 and our TTM adjusted EBITDA was $288.7 million, up 17.0% from the year-ago TTM period. This is in line with the trends in operating income discussed on page 8 of this document. Adjusted EBITDA excludes depreciation and amortization (including acquisition-related amortization of intangible assets), goodwill and other impairment charges, restructuring charges, as well as the share-based compensation costs that are included in our TTM GAAP operating income.

Our credit facility provides ample liquidity for the company, but we have various covenants that prevent us from borrowing up to the maximum size of the credit facility as of December 31, 2017.

During the second quarter of fiscal 2018, we repurchased 121,444 Cimpress shares for $14.5 million inclusive of transaction costs, at an average price per share of $119.11. Subsequent to the end of the second quarter, we purchased an additional 321,113 shares for $39.6 million at an average price of $123.23. Through January 31, we have spent about $95 million on share repurchases in fiscal year 2018 for an average price of $105.78. We consider share repurchases to be an important category of capital deployment. We make our share repurchase decisions by comparing the potential returns of share repurchases to the potential returns on other uses of that capital. Our choice to repurchase is also guided by our debt covenants and obligations under our equity compensation plans, as well as legal and tax considerations.


Adjusted EBITDA
(Quarterly)
$114
$60
$59
$35
$94
$50
$59
$46
$134
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18


Adjusted EBITDA
(TTM)
$260
$277
$283
$268
$248
$238
$238
$249
$289
Q2FY16
Q3FY16
Q4FY16
Q1FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18


Total Leverage Ratio*
2.24
2.60
2.50
2.66
3.43
3.59
3.45
3.39
2.58
Q2 FY16
Q3 FY16
Q4 FY16
Q1 FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

* *Total leverage ratio as calculated in accordance with our debt covenants*


Amount Available for Borrowing
$565
$415
$427
$419
$221
$201
$212
$262
$490
Q2 FY16
Q3 FY16
Q4 FY16
Q1 FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18


Interest Expense Related to Borrowing*
$8
$8
$8
$8
$8
$10
$11
$11
$11
Q2 FY16
Q3 FY16
Q4 FY16
Q1 FY17
Q2FY17
Q3FY17
Q4FY17
Q1FY18
Q2FY18

* *Interest expense related to borrowing excludes interest expense associated with our Waltham, Massachusetts lease*

Please see non-GAAP reconciliations at the end of this document.
Page 19 of 34

HOUSEKEEPING ITEMS Please note the following housekeeping items: • We generally expect the new federal tax legislation in the U.S. (Tax Cuts and Jobs Act) will have a positive impact on Cimpress' cash flows in the near term. As a reminder, Cimpress is a Dutch company, but is a U.S. taxpayer due to our U.S. subsidiaries' operations. Below are the primary immediate and longer-term factors that we expect to impact our tax provision and/or cash taxes: ◦ GAAP Tax Provision: The reduction in the U.S. federal statutory rate from 35% to 21% lowered our net deferred tax assets in Q2 FY 2018 by $5M. This creates an unfavorable impact to our GAAP tax provision, which has been reflected in our Q2 GAAP tax provision. This will negatively impact the full-year GAAP tax provision, but does not impact our cash taxes for FY 2018. The reduction in our net deferred tax assets reduces the future cash tax benefit on existing timing differences as of the date of enactment; however, we will also benefit from a reduced tax rate that will apply to future taxable earnings. ◦ Cash Taxes: The reduction in the U.S. federal statutory rate from 35% to 21% will decrease cash taxes on our U.S. income. The effective date of the tax rate change is January 1, 2018, so we are required to use a blended U.S. statutory federal tax rate of 28% for fiscal 2018 (excluding the impact of state taxes, research and development tax credits or other discrete items). For perspective, had the new tax law been effective as of the beginning of fiscal 2018, rather than as of January 1, 2018, the annualized impact of the U.S. federal tax rate reduction alone (excluding the impact of other tax reform items) would have been approximately $2 million. Additionally, we are now able to, for U.S. tax purposes, immediately expense certain qualified U.S. capital expenditures beginning in Q2 FY 2018 and going forward for the next several years. With our manufacturing operations in Tennessee and Nevada, as well as office-related capital equipment in multiple other U.S. facilities, we expect the immediate expensing to result in favorable cash tax timing benefits in the next few years. We do expect to see some unfavorable impact to cash tax as a result of certain other aspects of tax reform, such as changes to, and limitations on, the deductibility of meals and entertainment costs and executive officer compensation. However, overall we expect a net favorable impact to our cash taxes in the near term. ◦ Limited Deductibility of Executive Compensation: An aspect of the new U.S. legislation that we expect to impact Cimpress negatively in the longer term relates to the deductibility of executive compensation. Historically, certain types of “performance based” awards issued to our top executives, including share- based compensation awards such as stock options, were considered "performance based" under Section 162(m) of the Internal Revenue Code and, therefore, were not subject to the annual $1 million deduction limitation as defined under prior law. The new law eliminates the "performance based" exception for these types of awards to the extent they are not "grandfathered" in and granted under a written binding agreement in effect on November 2, 2017. Prior to this change, Cimpress had not been limited on these deductions, which resulted in some sizable discrete cash and GAAP tax benefits in past years. We believe, based on our current interpretation of the new U.S. tax legislation, that most of the share-based compensation awards granted to date meet the "grandfather" requirement and will not be subject to limitation. However, future equity awards to our named executive officers may no longer be deductible upon vest or exercise over the long term beyond a total compensation ceiling of $1 million per executive per year. This will negatively impact our GAAP and cash taxes in the year of vest or exercise if the performance conditions in these awards are achieved. As an example, performance share units (PSUs) granted to named executive officers under our current PSU plan that are subject to this limitation will vest no earlier than fiscal 2024 and may be subject to limited deductibility for U.S. tax purposes in that year. Given our present operational structure, we do not expect material adverse impacts to Cimpress as a result of the non-U.S. tax aspects of the new U.S. tax legislation. • As part of the acquisition of WIRmachenDRUCK on February 1, 2016, we agreed to a variable contingent payment up to €40 million. The difference between the fair value at the time of the acquisition and the maximum amount was expensed through our income statement in past periods. On January 2, 2018, we paid the maximum amount and this will be reflected in our cash flow statement for the third quarter of fiscal 2018 ending March 31, 2018. Additionally, we made a similar contingent payment of €2 million in January related to our Easyflyer acquisition. No contingent payments remain for either of these acquisitions. Please see non-GAAP reconciliations at the end of this document. Page 20 of 34

• Our current best estimate for total share-based compensation expense for the full fiscal year 2018 is unchanged at approximately $40 million. However, we expect a portion of our share-based compensation expense to be volatile as certain awards granted in fiscal 2018 are subject to mark-to-market accounting throughout a three-year performance vesting period, and therefore, the related accounting treatment is sensitive to share price changes during such period. Please see non-GAAP reconciliations at the end of this document. Page 21 of 34 CONFERENCE CALL AND WEBCAST INFORMATION We will host a live Q&A conference call and earnings webcast at 7:30 a.m. (EST) tomorrow, Thursday, February 1, 2018 with management to discuss the financial results. The webcast will be available at ir.cimpress.com and via dial-in at +1 (844) 778-4144, conference ID 4994308. A replay of the Q&A session will be available on the company’s website following the call on February 1, 2018.

CIMPRESS N.V. CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) Page 22 of 34 December 31, 2017 June 30, 2017 Assets Current assets: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 40,064 $ 25,697 Accounts receivable, net of allowances of $7,426 and $3,590, respectively. . . . . . . . . . . . 66,876 48,630 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55,263 46,563 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73,282 78,835 Assets held for sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 46,276 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 235,485 246,001 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 507,299 511,947 Software and website development costs, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52,040 48,470 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66,022 48,004 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 531,199 514,963 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 258,657 275,924 Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,238 34,560 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,678,940 $ 1,679,869 Liabilities, noncontrolling interests and shareholders’ equity Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 165,798 $ 127,386 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 219,707 175,567 Deferred revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,824 30,372 Short-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35,569 28,926 Other current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89,269 78,435 Liabilities held for sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 8,797 Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 539,167 449,483 Deferred tax liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57,008 60,743 Lease financing obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104,737 106,606 Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 664,961 847,730 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107,884 94,683 Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,473,757 1,559,245 Commitments and contingencies Redeemable noncontrolling interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85,478 45,412 Shareholders’ equity: Preferred shares, par value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Ordinary shares, par value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 30,973,620 and 31,415,503 shares outstanding, respectively . . . . . . . 615 615 Treasury shares, at cost, 13,107,007 and 12,665,124 shares, respectively . . . . . . . . . . . . (638,414) (588,365) Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 378,121 361,376 Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 462,205 414,771 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (83,093) (113,398) Total shareholders’ equity attributable to Cimpress N.V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119,434 74,999 Noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 271 213 Total shareholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119,705 75,212 Total liabilities, noncontrolling interests and shareholders’ equity $ 1,678,940 $ 1,679,869

CIMPRESS N.V. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited in thousands, except share and per share data) Page 23 of 34 Three Months Ended December 31, Six Months Ended December 31, 2017 2016 2017 2016 Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 762,054 $ 576,851 $ 1,325,338 $ 1,020,564 Cost of revenue (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 360,285 276,366 644,040 489,416 Technology and development expense (1) . . . . . . . . . . . . . . . . . . . . . . 59,228 56,282 121,331 115,292 Marketing and selling expense (1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 200,785 151,358 366,878 284,026 General and administrative expense (1) . . . . . . . . . . . . . . . . . . . . . . . . 44,988 48,161 83,766 104,741 Amortization of acquired intangible assets . . . . . . . . . . . . . . . . . . . . . . 12,558 9,879 25,191 20,092 Restructuring expense (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11,501 1,100 12,355 1,100 (Gain) on sale of subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (47,545) — Income from operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72,709 33,705 119,322 5,897 Other (expense) income, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (7,732) 30,549 (24,044) 28,417 Interest expense, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (12,529) (9,631) (25,611) (19,535) Income before income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52,448 54,623 69,667 14,779 Income tax expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21,825 19,601 15,638 9,787 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30,623 35,022 54,029 4,992 Add: Net (income) loss attributable to noncontrolling interest . . . . . . . . (688) 6 (731) 933 Net income attributable to Cimpress N.V. . . . . . . . . . . . . . . . . . . . . . . . $ 29,935 $ 35,028 $ 53,298 $ 5,925 Basic net income per share attributable to Cimpress N.V. . . . . . . . . . . $ 0.96 $ 1.12 $ 1.71 $ 0.19 Diluted net income per share attributable to Cimpress N.V. . . . . . . . . . $ 0.93 $ 1.07 $ 1.65 $ 0.18 Weighted average shares outstanding — basic . . . . . . . . . . . . . . . . . . 31,026,043 31,291,356 31,123,177 31,431,090 Weighted average shares outstanding — diluted . . . . . . . . . . . . . . . . . 32,319,022 32,614,013 32,325,592 32,846,275 ____________________________________________ (1) Share-based compensation is allocated as follows: Three Months Ended December 31, Six Months Ended December 31, 2017 2016 2017 2016 Cost of revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 95 $ 75 $ 135 $ 118 Technology and development expense . . . . . . . . . . . . . . . . . . . . . . . . . 2,818 3,118 4,674 5,443 Marketing and selling expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,858 1,480 2,843 2,300 General and administrative expense . . . . . . . . . . . . . . . . . . . . . . . . . . . 8,037 6,604 11,965 14,987 Restructuring expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 506 — 609 —

CIMPRESS N.V. CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands) Page 24 of 34 Three Months Ended December 31, Six Months Ended December 31, 2017 2016 2017 2016 Operating activities Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 30,623 $ 35,022 $ 54,029 $ 4,992 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41,299 36,977 83,683 72,382 Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . 13,314 11,277 20,226 22,848 Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,720 655 (6,869) (17,508) Gain on sale of subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (47,545) — Change in contingent earn-out liability . . . . . . . . . . . . . . . . . . . . . . . . . 947 6,746 1,774 22,766 Gain on sale of available-for-sale securities . . . . . . . . . . . . . . . . . . . . . — (2,268) — (2,268) Unrealized loss (gain) on derivatives not designated as hedging instruments included in net income . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,525) (6,384) 4,541 (4,573) Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency. . . . . . . . . . . . . . . . . . . . . . . . 4,889 (16,273) 13,275 (13,246) Other non-cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 794 1,049 817 1,719 Changes in operating assets and liabilities: . . . . . . . . . . . . . . . . . . . . . Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (7,617) (2,095) (16,456) 822 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,628 (2,967) (7,357) (4,187) Prepaid expenses and other assets. . . . . . . . . . . . . . . . . . . . . . . . . 719 (14,961) (4,174) (14,290) Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45,225 29,760 43,604 21,808 Accrued expenses and other liabilities. . . . . . . . . . . . . . . . . . . . . . . 20,347 28,521 37,194 23,394 Net cash provided by operating activities 160,363 105,059 176,742 114,659 Investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchases of property, plant and equipment. . . . . . . . . . . . . . . . . . . . . . (18,217) (16,941) (38,674) (36,260) Business acquisitions, net of cash acquired . . . . . . . . . . . . . . . . . . . . . . — (206,236) (110) (206,816) Proceeds from the sale of subsidiaries, net of transactions costs and cash divested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — 93,779 — Purchases of intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (254) (62) (278) (88) Capitalization of software and website development costs. . . . . . . . . . . (9,180) (10,798) (18,114) (19,110) Proceeds from sale of available-for-sale securities. . . . . . . . . . . . . . . . . — 6,346 — 6,346 Other investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,287 442 (669) 1,227 Net cash (used in) provided by investing activities (26,364) (227,249) 35,934 (254,701) Financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Proceeds from borrowings of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131,817 360,000 311,349 447,000 Payments of debt and debt issuance costs. . . . . . . . . . . . . . . . . . . . . . . (252,788) (165,046) (490,717) (247,771) Payments of withholding taxes in connection with equity awards. . . . . . (908) (1,315) (2,098) (8,864) Payments of capital lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,804) (3,538) (9,462) (6,814) Purchase of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (14,465) (50,008) (55,139) (50,008) Purchase of noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (20,230) — (20,230) Proceeds from issuance of ordinary shares . . . . . . . . . . . . . . . . . . . . . . 2,949 257 9,019 257 Issuance of loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (12,000) — Proceeds from sale of noncontrolling interest . . . . . . . . . . . . . . . . . . . . . — — 35,390 — Capital contribution from noncontrolling interest . . . . . . . . . . . . . . . . . . . — 1,404 — 1,404 Other financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (83) 1,281 (83) 1,281 Net cash (used in) provided by financing activities . . . . . . . . . . . . . . . . . (138,282) 122,805 (213,741) 116,255 Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . . . . 1,547 (4,652) 3,390 (4,051) Change in cash held for sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — 12,042 — Net (decrease) increase in cash and cash equivalents (2,736) (4,037) 14,367 (27,838) Cash and cash equivalents at beginning of period 42,800 53,625 25,697 77,426 Cash and cash equivalents at end of period $ 40,064 $ 49,588 $ 40,064 $ 49,588

CIMPRESS N.V.
SEGMENT INFORMATION
(unaudited in thousands)

	GAAP Revenue Three Months Ended December 31,			GAAP Revenue Six Months Ended December 31,		
	2017	2016	% Change	2017	2016	% Change
Revenue growth reconciliation by reportable segment:						
Vistaprint	$ 428,908	$ 380,821	13%	$ 747,951	$ 667,356	12%
Upload and Print	192,527	152,388	26%	352,917	284,345	24%
National Pen	126,098	—	100%	185,815	—	100%
All Other Businesses	20,994	45,049	(53)%	49,048	71,383	(31)%
Inter-segment eliminations	(6,473)	(1,407)		(10,393)	(2,520)	
Total revenue	**$ 762,054**	**$ 576,851**	32%	**$1,325,338**	**$1,020,564**	30%

	Three Months Ended December 31,		Six Months Ended December 31,	
Profit (loss) by reportable segment ("Segment Profit"):	**2017**	**2016**	**2017**	**2016**
Vistaprint	$ 99,049	$ 67,016	$ 129,944	$ 92,288
Upload and Print	22,470	16,798	37,238	30,249
National Pen	17,645	—	18,830	—
All Other Businesses	(8,566)	(2,107)	(16,117)	(11,859)
Total Segment Profit	130,598	81,707	169,895	110,678
Central and corporate costs ex. unallocated SBC	(25,924)	(25,923)	(52,109)	(54,109)
Unallocated SBC	(7,486)	(5,305)	(9,558)	(5,305)
Include: Realized (losses) gains on certain currency derivatives not included in operating income	(3,513)	6,839	(4,147)	8,727
Adjusted NOP	**93,675**	**57,318**	**104,081**	**59,991**
Exclude: Realized losses (gains) on certain currency derivatives not included in operating income	3,513	(6,839)	4,147	(8,727)
Acquisition-related amortization and depreciation	(12,613)	(10,019)	(25,300)	(20,232)
Earn-out related charges[1]	(1,254)	(7,010)	(2,391)	(23,257)
Share-based compensation related to investment consideration	(1,007)	(601)	(1,047)	(4,704)
Restructuring-related charges	(11,501)	(1,100)	(12,355)	(1,100)
Interest expense for Waltham, MA lease	1,896	1,956	3,807	3,926
Gain on the purchase or sale of subsidiaries[2]	—	—	48,380	—
Total income from operations	**$ 72,709**	**$ 33,705**	**$ 119,322**	**$ 5,897**

[1]Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
[2]Includes the impact of the gain on the sale of Albumprinter, as well as a bargain purchase gain as defined by ASC 805-30 for an acquisition in which the identifiable assets acquired and liabilities assumed are greater than the consideration transferred, that was recognized in general and administrative expense in our consolidated statement of operations during the six months ended December 31, 2017.

Note: During the first quarter of fiscal 2018, we began presenting inter-segment fulfillment activity as revenue for the fulfilling business unit for purposes of measuring and reporting our segment financial performance. We have revised historical results to reflect the consistent application of our current accounting methodology. In addition, we adjusted our historical segment profitability for the allocation of certain IT costs that are allocated to each of our businesses in fiscal 2018.

Page 25 of 34

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Adjusted Net Operating Profit, free cash flow, Trailing-Twelve Month Return on Invested Capital, Adjusted EBITDA, constant-currency revenue growth and constant-currency revenue growth excluding revenue from acquisitions and divestitures made in the last twelve months: • Adjusted Net Operating Profit is defined as GAAP operating income plus interest expense associated with our Waltham, Massachusetts lease, excluding M&A related items such as acquisition-related amortization and depreciation, changes in the fair value of contingent consideration, and expense for deferred payments or equity awards that are treated as compensation expense, plus the impact of certain unusual items such as discontinued operations, restructuring charges, impairments, or gains related to the purchase or sale of subsidiaries, plus certain realized gains or losses on currency derivatives that are not included in operating income. • Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. • Trailing Twelve Month Return on Invested Capital is Adjusted NOPAT or Adjusted NOPAT excluding share- based compensation, divided by debt plus redeemable noncontrolling interest plus shareholders equity, less excess cash. Adjusted NOPAT is defined as Adjusted NOP from above, less cash taxes. Adjusted NOPAT excluding share-based compensation adds back all share-based compensation expense that has not already been added back to Adjusted NOPAT. Excess cash is cash and equivalents greater than 5% of last twelve month revenues and if negative, is capped at zero. Operating leases have not been converted to debt for purposes of this calculation. • Adjusted EBITDA is defined as operating Income plus depreciation and amortization (excluding depreciation and amortization related to our Waltham, Massachusetts office lease) plus share-based compensation expense plus proceeds from insurance plus earn-out related charges plus certain impairments plus restructuring related charges plus realized gains or losses on currency derivatives less interest expense related to our Waltham, Massachusetts office lease less gain on purchase or sale of subsidiaries. • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Second quarter constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the past twelve months excludes the impact of currency as defined above and revenue from Albumprinter and National Pen. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business for the same reasons they are used by management. For example, as we have become more acquisitive over recent years we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for our currency forward contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.  Page 26 of 34

FREE CASH FLOW
(Quarterly, in millions)

	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Net cash provided by operating activities	$134.9	$32.9	$52.1	$9.6	$105.1	$9.0	$33.1	$16.4	$160.4
Purchases of property, plant and equipment	($19.2)	($19.1)	($17.8)	($19.3)	($16.9)	($20.7)	($17.2)	($20.5)	($18.2)
Purchases of intangible assets not related to acquisitions	$—	($0.1)	$—	$—	($0.1)	$—	($0.1)	$—	($0.3)
Capitalization of software and website development costs	($7.2)	($6.1)	($8.1)	($8.3)	($10.8)	($9.6)	($8.6)	($8.9)	($9.2)
Payment of contingent consideration in excess of acquisition-date fair value	$—	$—	$8.6	$—	$—	$—	$—	$—	$—
Proceeds from insurance related to investing activities	$1.5	$—	$—	$—	$—	$—	$—	$—	$—
Free cash flow	**$110.0**	**$7.7**	**$34.8**	**($18.1)**	**$77.3**	**($21.3)**	**$7.1**	**($13.0)**	**$132.7**

Reference:

	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Value of capital leases	$0.6	$4.2	$0.3	$2.1	$2.8	$7.2	$2.3	$—	$0.1
Cash restructuring payments	$—	$0.4	$—	$—	$—	$7.5	$7.5	$4.1	$6.8
Cash paid during the period for interest	$15.0	$4.9	$14.7	$5.4	$14.8	$7.3	$17.8	$8.4	$17.4
Interest expense for Waltham, MA Lease	($2.0)	($2.0)	($2.0)	($2.0)	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)
Cash interest related to borrowing	$13.0	$2.9	$12.8	$3.4	$12.8	$5.4	$15.9	$6.5	$15.5

FREE CASH FLOW
(TTM, in millions)

	TTM Q2FY16	TTM Q3FY16	TTM Q4FY16	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18
Net cash provided by operating activities	$212.2	$242.1	$247.4	$229.5	$199.7	$175.8	$156.7	$163.5	$218.8
Purchases of property, plant and equipment	($84.4)	($88.3)	($80.4)	($75.4)	($73.1)	($74.7)	($74.2)	($75.3)	($76.6)
Purchases of intangible assets not related to acquisitions	($0.5)	($0.5)	($0.5)	($0.1)	($0.2)	($0.1)	($0.2)	($0.2)	($0.4)
Capitalization of software and website development costs	($22.0)	($23.0)	($26.3)	($29.7)	($33.3)	($36.8)	($37.3)	($37.9)	($36.3)
Payment of contingent consideration in excess of acquisition-date fair value	$8.1	$6.8	$8.6	$8.6	$8.6	$8.6	$—	$—	$—
Proceeds from insurance related to investing activities	$3.6	$3.6	$3.6	$1.5	$—	$—	$—	$—	$—
Free cash flow	**$116.9**	**$140.7**	**$152.4**	**$134.5**	**$101.7**	**$72.7**	**$45.1**	**$50.1**	**$105.6**

Reference:

	TTM Q2FY16	TTM Q3FY16	TTM Q4FY16	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18
Value of capital leases	$6.4	$11.3	$7.5	$7.2	$9.4	$12.4	$14.4	$12.3	$9.6
Cash restructuring payments	$2.7	$3.1	$2.6	$0.4	$0.4	$7.5	$15.0	$19.1	$25.9
Cash paid during the period for interest	$20.7	$24.0	$37.6	$40.0	$39.8	$42.2	$45.3	$48.3	$51.0
Interest expense for Waltham, MA Lease	($2.4)	($4.3)	($6.3)	($7.9)	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)
Cash interest related to borrowing	$18.3	$19.7	$31.3	$32.1	$31.9	$34.4	$37.5	$40.7	$43.4

Values may not sum to total due to rounding.

Page 27 of 34

ADJUSTED NET OPERATING PROFIT

(Quarterly, in millions except percentages)

	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
GAAP operating income (loss)	$67.6	($17.5)	$16.0	($27.8)	$33.7	($41.9)	($9.7)	$46.6	$72.7
Exclude expense (benefit) impact of:									
Acquisition-related amortization and depreciation	$9.7	$10.9	$10.5	$10.2	$10.0	$13.5	$12.7	$12.7	$12.6
Earn-out related charges[1]	$3.4	$0.9	$1.8	$16.2	$7.0	$4.9	$12.2	$1.1	$1.3
Share-based compensation related to investment consideration	$1.7	$1.2	$1.1	$4.1	$0.6	$0.4	$4.6	$—	$1.0
Certain impairments[2]	$3.0	$37.6	$1.2	$—	$—	$9.6	$—	$—	$—
Restructuring related charges	$0.1	$—	$—	$—	$1.1	$24.8	$0.8	$0.9	$11.5
Less: Interest expense associated with Waltham, MA lease	($2.0)	($2.0)	($2.0)	($2.0)	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)
Less: Gain on the purchase or sale of subsidiaries[3]	$—	$—	$—	$—	$—	$—	$—	($48.4)	$—
Include: Realized (losses) gains on certain currency derivatives not included in operating income	$3.3	$1.4	$0.8	$1.9	$6.8	$4.6	$3.2	($0.6)	($3.5)
Adjusted NOP	**$86.9**	**$32.4**	**$29.6**	**$2.7**	**$57.3**	**$13.9**	**$21.9**	**$10.4**	**$93.7**
Adjusted NOP as a percent of total revenue	***17.5%***	***7.4%***	***6.2%***	***0.6%***	***9.9%***	***2.5%***	***3.9%***	***1.8%***	***12.3%***

ADJUSTED NET OPERATING PROFIT

(TTM, in millions)

	TTM Q2FY16	TTM Q3FY16	TTM Q4FY16	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18
GAAP operating income (loss)	$99.3	$77.4	$78.2	$38.3	$4.4	($20.0)	($45.7)	$28.7	$67.7
Exclude expense (benefit) impact of:									
Acquisition-related amortization and depreciation	$31.3	$37.7	$40.8	$41.3	$41.6	$44.3	$46.4	$48.9	$51.5
Earn-out related charges[1]	$11.6	$5.0	$6.4	$22.3	$25.9	$29.9	$40.4	$25.3	$19.5
Share-based compensation related to investment consideration	$4.5	$4.2	$4.8	$8.1	$7.0	$6.2	$9.6	$5.6	$6.0
Certain impairments[2]	$3.0	$40.6	$41.8	$41.8	$38.8	$10.8	$9.6	$9.6	$9.6
Restructuring related charges	$3.4	$2.9	$0.4	$0.1	$1.1	$25.9	$26.7	$27.6	$38.0
Less: Interest expense associated with Waltham, MA lease	($2.4)	($4.3)	($6.3)	($7.9)	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)
Less: Gain on the purchase or sale of subsidiaries[3]	$—	$—	$—	$—	$—	$—	$—	($48.4)	($48.4)
Include: Realized (losses) gains on certain currency derivatives not included in operating income	$6.9	$6.5	$5.9	$7.4	$11.0	$14.2	$16.5	$14.0	$3.6
Adjusted NOP	**$157.7**	**$169.9**	**$172.0**	**$151.5**	**$122.0**	**$103.4**	**$95.7**	**$103.5**	**$139.8**

[1]Includes expense recognized for the change in fair value of contingent consideration & compensation expense related to cash-based earn-out mechanisms dependent upon continued employment.
[2]Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles-Goodwill and Other" or ASC 360- "Property, plant, and equipment."
[3]Includes the impact of the gain on the sale of Albumprinter, as well as a bargain purchase gain as defined by ASC 805-30 for an acquisition in which the identifiable assets acquired and liabilities assumed are greater than the consideration transferred, that was recognized in general and administrative expense in our consolidated statement of operations during the six months ended December 31, 2017.

Values may not sum to total due to rounding.

Page 28 of 34

GROSS PROFIT AND CONTRIBUTION PROFIT

(in millions except percentages)

	Q2 FY16	Q3 FY16	Q4 FY16	Q1 FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Total revenue	$496.3	$436.8	$479.2	$443.7	$576.9	$550.6	$564.3	$563.3	$762.1
Cost of revenue	$197.5	$196.9	$222.1	$213.1	$276.4	$268.5	$279.1	$283.8	$360.3
Gross profit (revenue minus cost of revenue)	$298.8	$239.9	$257.1	$230.7	$300.5	$282.1	$285.2	$279.5	$401.8
as a percent of total revenue	*60.2%*	*54.9%*	*53.7%*	*52.0%*	*52.1%*	*51.2%*	*50.5%*	*49.6%*	*52.7%*
Advertising expense and payment processing fees	$94.0	$81.3	$84.0	$86.4	$103.6	$109.4	$99.4	$105.0	$140.8
Contribution profit (gross profit minus advertising/processing fees)	$204.8	$158.6	$173.1	$144.3	$196.9	$172.7	$185.7	$174.5	$261.0
as a percent of total revenue	*41.3%*	*36.3%*	*36.1%*	*32.5%*	*34.1%*	*31.4%*	*32.9%*	*31.0%*	*34.3%*

RETURN ON INVESTED CAPITAL

(TTM, in millions except percentages)

	Q2 FY16	Q3 FY16	Q4 FY16	Q1 FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Total Debt	$547.7	$696.6	$678.5	$682.5	$876.1	$891.5	$876.7	$820.8	$700.5
Redeemable Non-Controlling Interest	$64.8	$64.9	$65.3	$64.9	$41.8	$42.6	$45.4	$83.8	$85.5
Total Shareholders Equity	$158.1	$151.8	$166.1	$147.5	$99.8	$84.7	$75.2	$84.5	$119.7
Excess Cash[1]	—	—	—	—	—	—	—	—	—
Invested Capital[2]	$770.6	$913.3	$909.9	$895.0	$1,017.8	$1,018.8	$997.3	$989.1	$905.7
Average Invested Capital[3]	$742.2	$818.4	$847.8	$872.2	$934.0	$960.3	$982.2	$1,005.7	$977.7

	TTM Q2FY16	TTM Q3FY16	TTM Q4FY16	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18
Adjusted NOP	$157.7	$169.9	$172.0	$151.5	$122.0	$103.4	$95.7	$103.5	$139.8
Less: Cash Taxes	$17.5	$14.7	$19.8	$23.6	$29.3	$44.6	$49.3	$46.2	$39.5
Adjusted NOPAT	$140.3	$155.2	$152.3	$127.9	$92.6	$58.8	$46.4	$57.3	$100.3
Average Invested Capital[3] (from above)	$742.2	$818.4	$847.8	$872.2	$934.0	$960.3	$982.2	$1,005.7	$977.7
TTM Adjusted ROIC (cash tax)	*19%*	*19%*	*18%*	*15%*	*10%*	*6%*	*5%*	*6%*	*10%*
Adjusted NOPAT (from above)	$140.3	$155.2	$152.3	$127.9	$92.6	$58.8	$46.4	$57.3	$100.3
Less: SBC included in Adjusted NOP[4]	$19.7	$19.3	$18.9	$21.0	$27.4	$28.8	$32.7	$32.0	$33.2
TTM Adjusted NOPAT excluding SBC	$160.0	$174.5	$171.2	$148.9	$120.0	$87.6	$79.1	$89.4	$133.6
Average Invested Capital[3] (from above)	$742.2	$818.4	$847.8	$872.2	$934.0	$960.3	$982.2	$1,005.7	$977.7
TTM Adjusted ROIC excluding SBC (cash tax)	*22%*	*21%*	*20%*	*17%*	*13%*	*9%*	*8%*	*9%*	*14%*

[1]Excess cash is cash and equivalents > 5% of last twelve month revenues; if negative, capped at zero.
[2] and [3] Average invested capital represents a four quarter average of total debt, redeemable non-controlling interests and total shareholder equity, less excess cash.
[4]Adjusted NOP already excludes SBC related to investment consideration and restructuring. Here we remove the remaining SBC, so that the "Adjusted NOPAT excluding SBC" excludes all SBC.

Values may not sum to total due to rounding.

Page 29 of 34

ADJUSTED EBITDA

(Quarterly, in millions)

	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
GAAP Operating income (loss)	$67.6	($17.5)	$16.0	($27.8)	$33.7	($41.9)	($9.7)	$46.6	$72.7
Depreciation and amortization	$31.8	$34.6	$35.5	$35.5	$37.0	$44.5	$42.6	$42.4	$41.3
Waltham, MA lease depreciation adjustment	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)	($1.0)
Share-based compensation expense	$6.1	$5.9	$5.6	$11.6	$11.3	$6.5	$13.0	$6.8	$12.8
Proceeds from Insurance	$1.6	$—	$0.8	$0.7	$—	$0.2	$—	$—	$0.4
Interest expense associated with Waltham, MA lease	($2.0)	($2.0)	($2.0)	($2.0)	($2.0)	($1.9)	($1.9)	($1.9)	($1.9)
Earn-out related charges	$3.4	$0.9	$1.8	$16.2	$7.0	$4.9	$12.2	$1.1	$1.3
Certain Impairments	$3.0	$37.6	$1.2	$—	$—	$9.6	$—	$—	$—
Gain on purchase or sale of subsidiaries	$—	$—	$—	$—	$—	$—	$—	($48.4)	$—
Restructuring related charges	$0.1	$—	$—	$—	$1.1	$24.8	$0.8	$0.9	$11.5
Realized gains (losses) on currency derivatives not included in operating income	$3.3	$1.4	$0.8	$1.9	$6.8	$4.6	$3.2	($0.6)	($3.5)
Adjusted EBITDA[1,2]	**$113.9**	**$59.8**	**$58.9**	**$35.1**	**$93.9**	**$50.2**	**$59.2**	**$45.8**	**$133.5**

ADJUSTED EBITDA

(TTM, in millions)

	TTM Q2FY16	TTM Q3FY16	TTM Q4FY16	TTM Q1FY17	TTM Q2FY17	TTM Q3FY17	TTM Q4FY17	TTM Q1FY18	TTM Q2FY18
GAAP Operating income (loss)	$99.3	$77.4	$78.2	$38.3	$4.4	($20.0)	($45.7)	$28.7	$67.7
Depreciation and amortization	$112.2	$124.4	$132.1	$137.4	$142.6	$152.6	$159.7	$166.5	$170.8
Waltham, MA lease depreciation adjustment	($1.4)	($2.4)	($3.4)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)	($4.1)
Share-based compensation expense	$24.2	$23.5	$23.8	$29.2	$34.4	$35.0	$42.4	$37.6	$39.1
Proceeds from Insurance	$3.1	$3.1	$4.0	$3.0	$1.5	$1.6	$0.8	$0.2	$0.5
Interest expense associated with Waltham, MA lease	($2.4)	($4.3)	($6.3)	($7.9)	($7.9)	($7.8)	($7.7)	($7.7)	($7.6)
Earn-out related charges	$11.6	$5.0	$6.4	$22.3	$25.9	$29.9	$40.4	$25.3	$19.5
Certain Impairments	$3.0	$40.6	$41.8	$41.8	$38.8	$10.8	$9.6	$9.6	$9.6
Gain on purchase or sale of subsidiaries	$—	$—	$—	$—	$—	$—	$—	($48.4)	($48.4)
Restructuring related charges	$2.9	$2.9	$0.4	$0.1	$1.1	$25.9	$26.7	$27.6	$38.0
Realized gains (losses) on currency derivatives not included in operating income	$6.9	$6.5	$5.9	$7.4	$11.0	$14.2	$16.5	$14.0	$3.6
Adjusted EBITDA[1,2]	**$259.5**	**$276.7**	**$282.8**	**$267.6**	**$247.6**	**$238.0**	**$238.4**	**$249.2**	**$288.7**

In Q3 FY17 and Q4 FY17, the SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[1]This letter uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[2]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to non-controlling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding. Page 30 of 34

REVENUE GROWTH RATES BY SEGMENT

(Quarterly)

Vistaprint	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Reported revenue growth	3%	8%	12%	7%	7%	11%	5%	11 %	13 %
Currency impact	5%	2%	—%	1%	2%	1%	1%	(1)%	(4)%
Revenue growth in constant currency	8%	10%	12%	8%	9%	12%	6%	10 %	9 %

Upload and Print	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Reported revenue growth	112 %	201 %	94 %	72 %	63 %	22 %	10%	22 %	26 %
Currency impact	16 %	2 %	(2)%	1 %	3 %	5 %	4%	(6)%	(10)%
Revenue growth in constant currency	128 %	203 %	92 %	73 %	66 %	27 %	14%	16 %	16 %
Impact of TTM acquisitions	(97)%	(178)%	(71)%	(61)%	(55)%	(14)%	—%	— %	— %
Revenue growth in constant currency excl. TTM acquisitions	31 %	25 %	21 %	12 %	11 %	13 %	14%	16 %	16 %

National Pen	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Reported revenue growth[1]	N/A	N/A	N/A	N/A	N/A	100 %	100 %	100 %	100 %
Impact of acquisition	N/A	N/A	N/A	N/A	N/A	(100)%	(100)%	(100)%	(100)%
Year-over-year growth without the acquisition	N/A	N/A	N/A	N/A	N/A	— %	— %	— %	— %
Impact of pro forma actual revenue growth	N/A	N/A	N/A	N/A	N/A	(8)%	(5)%	(5)%	33 %
Pro forma revenue growth in U.S. dollars	N/A	N/A	N/A	N/A	N/A	(8)%	(5)%	(5)%	33 %
Currency impact	N/A	N/A	N/A	N/A	N/A	3 %	3 %	(2)%	(5)%
Pro forma revenue growth in constant currency	N/A	N/A	N/A	N/A	N/A	(5)%	(2)%	(7)%	28 %
Impact of discontinued operations	N/A	N/A	N/A	N/A	N/A	3 %	3 %	4 %	— %
Pro forma revenue growth in constant currency, excluding discontinued operations	N/A	N/A	N/A	N/A	N/A	(2)%	1 %	(3)%	28 %

All Other Businesses	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Reported revenue growth	(4)%	(7)%	(8)%	(17)%	(7)%	(8)%	6%	7 %	(53)%
Currency impact	12 %	4 %	— %	(2)%	— %	(1)%	1%	(2)%	— %
Revenue growth in constant currency	8 %	(3)%	(8)%	(19)%	(7)%	(9)%	7%	5 %	(53)%
Impact of TTM acquisitions and divestitures	— %	— %	— %	— %	— %	— %	—%	35 %	77 %
Revenue growth in constant currency excl. TTM acquisitions & divestitures	8 %	(3)%	(8)%	(19)%	(7)%	(9)%	7%	40 %	24 %

[1]*National Pen's reported revenue growth was 100% since we did not own this business in the year-ago period.*

Values may not sum to total due to rounding.

Page 31 of 34

CONSTANT-CURRENCY REVENUE GROWTH RATES
(Quarterly)

	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Reported revenue growth	13 %	29 %	26 %	18 %	16 %	26 %	18 %	27 %	32 %
Currency impact	7 %	2 %	— %	1 %	2 %	2 %	2 %	(3)%	(5)%
Revenue growth in constant currency	20 %	31 %	26 %	19 %	18 %	28 %	20 %	24 %	27 %
Impact of TTM acquisitions, divestitures & JVs	(10)%	(21)%	(15)%	(13)%	(10)%	(17)%	(11)%	(12)%	(16)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	10 %	10 %	11 %	6 %	8 %	11 %	9 %	12 %	11 %
Reported revenue growth rate ex. TTM acquisitions, divestitures & JVs	3 %	8 %	11 %	6 %	6 %	9 %	7 %	15 %	16 %

Note: Q3FY17, Q4FY17 and Q1FY2018 total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures excludes the impact of currency and revenue from National Pen.

CONSTANT-CURRENCY REVENUE GROWTH RATES
(Annual)

Total Company	FY14	FY15	FY16	FY17
Reported Revenue Growth	9 %	18 %	20 %	19 %
Currency Impact	(1)%	5 %	4 %	2 %
Revenue Growth in Constant Currency	8 %	23 %	24 %	21 %
Impact of TTM Acquisitions & JVs	(4)%	(14)%	(13)%	(13)%
Revenue growth in constant currency ex. TTM acquisitions & JVs	4 %	9 %	11 %	8 %

FY2017, by Reportable Segments	Vistaprint	Upload & Print	National Pen	All Other Businesses
Reported Revenue Growth	7%	36 %	100 %	(7)%
Currency Impact	2%	3 %	— %	— %
Revenue Growth in Constant Currency	9%	39 %	100 %	(7)%
Impact of TTM Acquisitions & JVs	—%	(26)%	(100)%	— %
Revenue growth in constant currency ex. TTM acquisitions & JVs	9%	13 %	— %	(7)%

Values may not sum to total due to rounding.

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TWO-YEAR STACKED CONSTANT-CURRENCY ORGANIC REVENUE GROWTH RATES

(Quarterly)

	Q2FY15	Q3FY15	Q4FY15	Q1FY16
Reported revenue growth	19 %	19 %	13 %	13 %
Currency impact	4 %	7 %	9 %	8 %
Revenue growth in constant currency	23 %	26 %	22 %	21 %
Impact of TTM acquisitions, divestitures & JVs	(16)%	(15)%	(9)%	(10)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	7 %	11 %	13 %	11 %

	Q2FY16	Q3FY16	Q4FY16	Q1FY17	Q2FY17	Q3FY17	Q4FY17	Q1FY18	Q2FY18
Reported revenue growth	13 %	29 %	26 %	18 %	16 %	26 %	18 %	27 %	32 %
Currency impact	7 %	2 %	— %	1 %	2 %	2 %	2 %	(3)%	(5)%
Revenue growth in constant currency	20 %	31 %	26 %	19 %	18 %	28 %	20 %	24 %	27 %
Impact of TTM acquisitions, divestitures & JVs	(10)%	(21)%	(15)%	(13)%	(10)%	(17)%	(11)%	(12)%	(16)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	10 %	10 %	11 %	6 %	8 %	11 %	9 %	12 %	11 %

2 Year Stacked	Q2'15+ Q2'16	Q3'15+ Q3'16	Q4'15+ Q4'16	Q1'16+ Q1'17	Q2'16+ Q2'17	Q3'16+ Q3'17	Q4'16+ Q4'17	Q1'17+ Q1'18	Q2'17+ Q2'18
Year 1 (Earlier of the 2 Stacked Periods)	7 %	11 %	13 %	11 %	10 %	10 %	11 %	6 %	8 %
Year 2 (More Recent of the 2 Stacked Periods)	10 %	10 %	11 %	6 %	8 %	11 %	9 %	12 %	11 %
Year 1 + Year 2	17 %	21 %	24 %	17 %	18 %	21 %	20 %	18 %	19 %

Note: Q3FY17, Q4FY17 and Q1FY18 total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures excludes the impact of currency and revenue from National Pen.

Values may not sum to total due to rounding.

Page 33 of 34

ABOUT CIMPRESS: Cimpress N.V. (Nasdaq: CMPR) is the world leader in mass customization. For more than 20 years, the company has focused on developing software and manufacturing capabilities that transform traditional markets in order to make customized products accessible and affordable to everyone. Cimpress brings its products to market via a portfolio of more than 20 brands including Vistaprint, Drukwerkdeal, Pixartprinting, Exaprint, WIRmachenDRUCK, National Pen and many others. That portfolio serves multiple customer segments across many applications for mass customization. To learn more, visit http://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Jenna Berg Paul McKinlay ir@cimpress.com mediarelations@cimpress.com +1.781.652.6480 SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our businesses, revenues, and cash flows; our investments in our business, including new products and services and shipping pricing reductions, and the effects of the investments; the development and success of our mass customization platform; the effects of and savings from our decentralization and Vistaprint restructuring; and the impact of U.S. Tax Cuts and Jobs Act. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make or the failure of those investments to achieve the results we expect; our failure to develop our mass customization platform or the failure of the mass customization platform to drive the efficiencies and competitive advantage we expect; the failure of our decentralization and restructuring to have the effects that we expect; loss of key personnel; our ability to accurately forecast the savings and charges relating to restructuring activities and share-based compensation; unanticipated changes in our markets, customers, or business; our failure to reposition our Vistaprint brand and to promote and strengthen all of our brands; our failure to attract new customers and retain our current customers; our failure to manage the growth and complexity of our business and expand our operations; the failure of the businesses we acquire or invest in to perform as expected; the willingness of purchasers of customized products and services to shop online; uncertainty about the implementation and interpretation of the U.S. Tax Cuts and Jobs Act; changes in the laws and regulations that affect our businesses; our failure to maintain compliance with the covenants in our senior secured revolving credit facility and senior unsecured notes or to pay our debts when due; competitive pressures; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended September 30, 2017 and the other documents we periodically file with the U.S. SEC. In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release. Page 34 of 34